Exhibit 99.2

Escrow Agreement, dated August 16, 2004

ESCROW AGREEMENT

This ESCROW AGREEMENT is entered into as of August 16, 2004 (this “Agreement”) by and among DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership (“DLJMB”), Trump Hotels & Casino Resorts, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as the initial Escrow Agent (together with any successor in such capacity, “Escrow Agent”).

RECITALS:

This Agreement is based upon the following:

The Company and DLJMB have entered into that Second Exclusivity Agreement, entered into as of August 9, 2004 (the “Second Exclusivity Agreement”), including the term sheet attached thereto as Exhibit A (the “Term Sheet”), which sets forth certain matters related to a possible transaction between the Company and DLJMB pursuant to which, if the parties can agree to the terms thereof, DLJMB will make an equity investment in the Company in connection with a restructuring of the debt securities of the Company’s subsidiaries and a recapitalization of the Company as set forth in the Term Sheet (the “Transaction”).  A copy of the Second Exclusivity Agreement is attached hereto as Appendix A.

The Company and DLJMB have also entered into that certain Letter Agreement, dated as of August 13, 2004 (the “Letter Agreement”), which sets forth certain matters in connection with the Company’s agreement to reimburse, on the date hereof and on a monthly basis thereafter, until such time as the Escrow Fund (as hereinafter defined) is paid, 80% of DLJMB’s documented (including a reasonably detailed breakdown and supporting documentation reflecting any amounts due (the “Documentation”)), reasonable and accountable out of pocket expenses (including, without limitation, the fees, charges, disbursements and expenses of financial advisors, accountants, consultants, attorneys and other advisors) incurred by DLJMB and paid or payable to third parties in connection with the Transaction (the “Transaction Expenses”).  A copy of the Letter Agreement is attached hereto as Appendix B.

Pursuant to the Letter Agreement, the Company is depositing an amount equal to $2,379,966 (the “Initial Escrow Deposit” and, together with any Additional Escrow Deposits (as defined herein) and any Escrow Income (as defined herein), the “Escrow Fund”) to be held and disbursed by Escrow Agent in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1             Definitions. As used in this Agreement, the following terms shall have the following meanings:

(A)          “Additional Escrow Deposits” has the meaning set forth in Section 2.3.

(B)           “Automatic Fee Disbursement Date” has the meaning set forth in Section 2.4(c).

(C)           “Business Day” means any day, other than a Saturday or a Sunday, upon which Escrow Agent is open for business.

(D)          “DLJMB Instruction” means a written notice executed by a duly authorized officer of DLJMB from DLJMB and delivered to Escrow Agent that confirms, and includes applicable supporting Documentation, certifying that any of the following events shall have occurred; (i) the execution of the Investment Agreement expected to be entered into among the Company, DLJMB (and an affiliate thereof) and Donald J. Trump in connection with the Transaction, (ii) the termination of the Restructuring Support Agreement, dated as of August 9, 2004, among the Company and certain of its affiliates, Donald J. Trump and certain noteholders of the Company’s subsidiaries, (iii) that DLJMB has provided notice to the Company that it has terminated discussions with the Company in connection with the Transaction, or (iv) that the Company, DLJMB and the Required Noteholders under the Restructuring Support Agreement referred to in clause (ii) above have mutually agreed that the Escrow Fund shall be paid to DLJMB.

(E)           “Documentation” has the meaning set forth in the recitals.

(F)           “Escrow Fund” has the meaning set forth in the recitals.

(G)           “Escrow Income” means all interest or other income directly or indirectly earned on the Escrow Fund and held by Escrow Agent, together with all interest and other income accrued but unpaid on such funds as of such date and payable at a later time.

(H)          “Joint Escrow Instructions” means any joint written instructions to Escrow Agent executed by both the Company and DLJMB.

(I)            “Letter Agreement” has the meaning set forth in the recitals.

(J)            “Permitted Investments” has the meaning set forth in Section 2.2.

(K)          “repos” has the meaning set forth in Section 2.2.

(L)           “Second Exclusivity Agreement” has the meaning set forth in the recitals.

(M)         “Term Sheet” has the meaning set forth in the recitals.

(N)          “Transaction” has the meaning set forth in the recitals.

(O)          “Transaction Expenses” has the meaning set forth in the recitals.

Any other capitalized terms not otherwise defined herein shall have the meaning set forth in the Letter Agreement.

ARTICLE II

APPOINTMENT; ESCROW FUND

Section 2.1             Appointment of Escrow Agent.  The Company and DLJMB hereby designate and appoint Escrow Agent as joint escrow agent for the Company and DLJMB.  Escrow Agent agrees to (i) act as Escrow Agent and (ii) deposit and hold all portions of the Escrow Fund in an account maintained by Escrow Agent, in each case, in accordance with the terms and conditions of this Agreement.  As consideration for Escrow Agent’s performance of its duties hereunder, the parties hereto agree that Escrow Agent shall be entitled to the fees and expenses described on the Fee Schedule attached hereto as Appendix C; which fees shall be paid by the Company on the date hereof and which expenses shall promptly be reimbursed by the Company upon submission by Escrow Agent to the Company of reasonable documentation supporting such expenses.

Section 2.2             Investment of the Escrow Fund.  Escrow Agent will invest the Escrow Fund at the written direction of DLJMB in one or more Permitted Investments (as defined below) which afford sufficient liquidity to permit withdrawals, without penalty, to fund disbursements from the Escrow Fund pursuant to the terms of this Agreement.  If Escrow Agent has not received such written direction, Escrow Agent may invest:  any portion of the Escrow Fund, at its discretion, in one or more of: (a) securities issued by governmental agencies backed by the full faith and credit of the United States government, (b) deposits with, certificates of deposit issued by and securities repurchase contracts (“repos”) with Escrow Agent, or commercial banks or primary financial institutions with capital in excess of $500 million, the unsecured long-term debt of which is rated A-1 or better, (c) commercial paper rated of the highest quality by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation or (d) money market deposit accounts (each of (a), (b) or (c), a “Permitted Investment”).  In the absence of duly authorized and complete written directions regarding the investment of the cash held in the Escrow Fund, the Escrow Agent shall automatically invest and reinvest the Escrow Fund in units of the money market funds identified on Schedule A attached hereto, which funds may be managed by an affiliate of the Escrow Agent. Any loss incurred from an investment made pursuant to this Section 2.2 will be borne by the Escrow Fund.  Neither the Escrow Agent nor the Company shall have any liability for any loss sustained as a result of any Permitted Investment or as a result of any liquidation of any Permitted Investment prior to its maturity or for the failure of DLJMB to give Escrow Agent instructions to invest or reinvest the Escrow Fund.

Section 2.3             Additional Escrow Deposits.  In accordance with the terms of the Letter Agreement, the Company shall deposit with the Escrow Agent, on a monthly basis and upon receipt by the Company of appropriate Documentation from DLJMB, additional Transaction Expenses incurred by DLJMB from August 10, 2004, to and through the date on which the Escrow Agent has disbursed the Escrow Fund to DLJMB in accordance with this Agreement (unless the term of this Agreement is extended pursuant to Section 4.2 below) (such deposits, “Additional Escrow Deposits”), which shall become part of the Escrow Fund and shall be held and disbursed in accordance with the terms of this Agreement.  All amounts (including the Initial Escrow Deposit and the Additional Escrow Deposits) deposited by the Company with the Escrow Agent shall be irrevocable.

Section 2.4             Escrow Agent’s Disbursements from the Escrow Fund.

(a)           Disbursements upon Joint Instructions.  Escrow Agent will distribute the Escrow Fund or any portion thereof in accordance with any Joint Escrow Instructions.

(b)           Disbursement upon DLJMB Instruction.  Escrow Agent will only release the Escrow Fund in the cases specifically provided for in this Section 2.4.  The Escrow Agent is unconditionally obligated to distribute the Escrow Fund to DLJMB immediately upon receipt of a DLJMB Instruction.  The Escrow Agent’s receipt of the DLJMB Instruction shall be the only condition precedent to the Escrow Agent’s obligation to distribute the Escrow Fund to DLJMB pursuant to this Section 2.4(b); provided, however, that DLJMB and the Company acknowledge that nothing contained in this Section 2.4(b) shall relieve DLJMB from its obligation under the Letter Agreement to provide a copy of such DLJMB Instruction (together with such supporting Documentation) to the Company.

(c)           Other Disbursement.  If Escrow Agent has not previously distributed the Escrow Fund pursuant to any Joint Escrow Instructions or a DLJMB Instruction, Escrow Agent will distribute the Escrow Fund to DLJMB at 10:00 a.m. New York City time on October 6, 2004 (the “Automatic Fee Disbursement Date”).

Any such payment of the Escrow Fund shall be made to DLJMB by wire transfer of immediately available cash funds in accordance with the payment instructions to be provided by DLJMB to Escrow Agent at the time such payment becomes due and payable hereunder.

ARTICLE III

LIABILITY OF ESCROW AGENT

Section 3.1             Liability of Escrow Agent.  Escrow Agent’s duties and obligations under this Agreement will be determined solely by the express provisions of this Agreement and no duties shall be implied.  Escrow Agent will be under no obligation to refer to any documents other than this Agreement (and its related Appendices, if so expressly directed) and the instructions and requests delivered to Escrow Agent hereunder.  Escrow Agent will not have any duties or responsibilities except as expressly provided in this Agreement.  Escrow

Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.  Escrow Agent will not be obligated to recognize, and will not have any liability or responsibility arising under, any agreement to which Escrow Agent is not a party, even though reference thereto may be made herein.  With respect to Escrow Agent’s responsibility, the Company and DLJMB further agree that:

(a)           Escrow Agent will not be liable to anyone whomsoever by reason of any error of judgment or for any act done or step taken or omitted by Escrow Agent, or for any mistake of fact or law or anything which Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Agent’s gross negligence, bad faith or willful misconduct.  Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.  The Company and DLJMB will jointly indemnify and hold Escrow Agent harmless from and against any and all liability and expense (including reasonable attorney’s fees) which may arise out of any action taken or omitted by Escrow Agent in accordance with this Agreement, except for such liability and expenses which results from Escrow Agent’s gross negligence, bad faith or willful misconduct.  Notwithstanding anything in this Agreement to the contrary, in no event shall Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)           The Company and DLJMB may examine the Escrow Fund and the records pertaining thereto at any time during normal business hours at Escrow Agent’s office upon 24 hours prior notice.

(c)           This Agreement is a personal one, Escrow Agent’s duties hereunder being only to the other parties hereto and their respective successors, permitted assigns and legal representatives, and to no other person whomsoever.

(d)           No succession to, or assignment of, the interest of the Company or DLJMB will be binding upon Escrow Agent except in compliance with Section 4.2, in form reasonably satisfactory to Escrow Agent, has been filed with and accepted by Escrow Agent.

(e)           Escrow Agent may rely or act upon requests or instructions signed by the parties that are specifically authorized to make such requests or instructions pursuant to the terms of this Agreement or bearing a signature or signatures reasonably believed by Escrow Agent to be genuine of such parties.

(f)            In case any property held by Escrow Agent will be attached, garnished or levied upon under a court order, or the delivery thereof will be stayed or enjoined by a court order, or any writ, order, judgment or decree will be made or entered by any court, or any order, judgment or decree will be made or entered by any court affecting the property deposited under this Agreement or any part thereof, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case Escrow Agent obeys or complies with any such writ, order, judgment or decree, Escrow Agent will not be liable to the Company, DLJMB or to any other person by reason of such compliance in connection with such litigation, and the Company and DLJMB jointly and severally agree to pay to Escrow Agent on demand its reasonable costs, attorneys’ fees, charges, disbursements and expenses in connection with such litigation.

(g)           Escrow Agent reserves the right to resign at any time by giving written notice of resignation to the Company and DLJMB specifying the effective date thereof.  Within thirty days after receiving such notice, the Company and DLJMB jointly will appoint a successor escrow agent to which Escrow Agent may distribute the property then held in the Escrow Fund.  If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such 30-day period, Escrow Agent may either (1) appoint a successor escrow agent, which escrow agent shall be entitled to request and receive reasonable remuneration for accepting such appointment, or (2) apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the Company will be responsible for the reasonable costs, expenses and attorneys’ fees which are incurred in connection with such proceeding.  The Escrow Agent shall have the right to withdraw from the Escrow Fund an amount equal to any amount due and owing to Escrow Agent at the time of its retirement as Escrow Agent, plus any reasonable costs and expenses incurred by Escrow Agent in connection with its retirement as Escrow Agent and apply such amount in payment of the amount due and owing; provided, that, Escrow Agent shall forward to the parties (other than Escrow Agent) a copy of the relevant receipt or invoice evidencing such fees and expenses or documentation evidencing the loss or liability amount 2 Business Days prior to such withdrawal.

(h)           Escrow Agent does not have any interest in the Escrow Fund but is serving as escrow holder only and has only possession thereof.  If any payments of income from the Escrow Fund are subject to withholding regulations then in force with respect to United States Taxes, the Company and DLJMB agree to provide Escrow Agent with appropriate forms for or with respect to such withholding. This Section 3.1(h) and Sections 3.1(a), 3.1(f) and 3.1(g) will survive notwithstanding any termination of this Agreement or Escrow Agent’s resignation.

ARTICLE IV

MISCELLANEOUS

Section 4.1             Notices.  All notices and other communications hereunder shall be in writing and be deemed to have been duly given if delivered or mailed by same day or overnight courier, confirmed facsimile transmission, or certified or registered mail, postage prepaid, evidenced by a postal delivery receipt, addressed as follows or to such other address(es) as the party in question may specify from time to time in writing:

(a)	if to the Company, to:

Trump Hotels & Casino Resorts, Inc.
725 Fifth Avenue, 15th Floor
New York, NY 10022
Facsimile: (212) 688-0397
	Attn:	Scott C. Butera
Robert M. Pickus, Esq.

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Facsimile: (213) 891-8763
	Attn:	Thomas W. Dobson, Esq.
Robert A. Klyman, Esq.

(b)	if to DLJMB, to:

DLJ Merchant Banking Partners III, L.P.
11 Madison Avenue
New York, NY 10010
Facsimile: (646) 935-7154
	Attn:	Steven Rattner
David Burgstahler

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Facsimile: +1-213-687-5600
	Attn:	Nick P. Saggese, Esq.

(c)	if to Escrow Agent, to:

U.S. Bank, National Association
60 Livingston Avenue EP-MN-WS3C
St. Paul, Minnesota 55107
Attention: Tom Caruth
Telephone: +1-651-495-3911
Facsimile: +1-651-495-8096

Any such notice, demand or communication shall be deemed to have been given on the date of actual delivery or attempted delivery as evidenced by a postal or courier receipt.

Section 4.2             Termination.  This Agreement shall terminate upon the distribution by the Escrow Agent of the Escrow Fund in accordance with this Agreement; provided, that, DLJMB and the Company may mutually agree to the extend the term of this Agreement.

Section 4.3             Assignment. No party may assign any of its rights or delegate any of its duties under this agreement without the consent of the other, and any such nonconsensual assignment shall be null and void.

Section 4.4             Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 4.5             No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.

Section 4.6             Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

Section 4.7             Entire Agreement.  This Agreement and the documents referred to herein contain the entire agreement among the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 4.8             Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original

Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Section 4.9             Governing Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

Section 4.10           Parties in Interest.  Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties to this Agreement and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement.

Section 4.11           Waiver of Jury Trial.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 4.12           Other Definitional Provisions.  The terms “hereof,” “herein” and “hereunder” and terms of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section and clause references contained in this Agreement are references to Sections and clauses in or attached to this Agreement, unless otherwise specified.  Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.  Whenever the term “including” is used in this Agreement (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

TRUMP HOTELS & CASINO RESORTS, INC.

By:
Name :
Title :

DLJ MERCHANT BANKING PARTNERS III, L.P.

By:	DLJ Merchant Banking III, Inc.,
its Managing
General Partner

By:
Name :
Title :

U.S. BANK NATIONAL ASSOCIATION

By:
Name :
Title :

SCHEDULE A

U.S. BANK NATIONAL ASSOCIATION

MONEY MARKET ACCOUNTS
ACCOUNT DESCRIPTION AND TERMS

The U.S. Bank money market accounts are U.S. Bank National Association (“U.S. Bank”) deposit accounts designed to meet the needs of Global Escrow and other Corporate Trust customers of U.S. Bank National Association.  The accounts pay competitive variable interest rates, which are determined based upon the customer’s aggregated balance.  These accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per customer.

Interest rates currently offered on the accounts are determined at U.S. Bank’s discretion and may change daily.  U.S. Bank uses the daily balance method to calculate interest on these accounts (actual/365).  This method applies a daily periodic rate to the principal in the accounts each day. The average daily balance is calculated by adding the principal in an account for each day of the month and dividing that figure by the number of days in the period. Interest is compounded on a monthly basis.

The owner of the accounts is U.S. Bank National Association as Agent for its trust customers.  All account deposits and withdrawals are performed by U.S. Bank National Association’s Trust Department.  U.S. Bank National Association is an affiliate of U.S. Bank.

For further information, call your account representative at U.S. Bank National Association.

APPENDIX A

SECOND EXCLUSIVITY AGREEMENT

[See Exhibit 99.2 on Current Report on Form 8-K filed on August 10, 2004]

APPENDIX B

EXPENSE LETTER AGREEMENT

[See Exhibit 99.1 hereto]

APPENDIX C

FEE SCHEDULE

U.S. BANK, N.A.

SCHEDULE OF FEES FOR ESCROW SERVICES

Annual Administration Fee:	$2,500
Out-of-Pocket Expenses:	At Cost